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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Multipoint Networks, Inc.:

       We consent to the inclusion of our report dated February 18, 2000, with respect to the statement of operations of Multipoint Networks, Inc. and the related statements of the stockholders' equity and cash flows for the period from January 1, 1998 to August 25, 1998, which report is included herein. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                                         /s/ KPMG LLP

Mountain View, California


July 14, 2000